UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

East Tower, 10th Floor

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

James C. Munsell, Esq.

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

East Tower, 10th Floor

Bethesda, Maryland 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 22, 2016, ProShare Capital Management LLC on behalf of ProShares Trust II (the “Trust”) issued a press release announcing a share split (the “Split”) on one of the Trust’s series, ProShares UltraShort Bloomberg Crude Oil (NYSE Arca symbol “SCO”), and reverse share splits (each, a “Reverse Split”) on two of the Trust’s series, ProShares Ultra Bloomberg Crude Oil (NYSE Arca symbol “UCO”) and ProShares Ultra VIX Short-Term Futures ETF (NYSE Arca symbol “UVXY”). The Split and the Reverse Splits will not change the value of a shareholder’s investment.

The Split will split shares 2-for-1 and apply to shareholders of record as of the close of the markets on January 9, 2017, payable after the close of the markets on January 11, 2017. ProShares UltraShort Bloomberg Crude Oil will trade at its post-Split prices on January 12, 2017. The ticker symbol and CUSIP number for ProShares UltraShort Bloomberg Crude Oil will not change. ProShares Ultra Bloomberg Crude Oil will execute a 1-for-2 Reverse Split of its shares, and ProShares Ultra VIX Short-Term Futures ETF will execute a 1-for-5 Reverse Split of its shares. The Reverse Splits will be effective at the market open on January 12, 2017, when ProShares Ultra Bloomberg Crude Oil and ProShares Ultra VIX Short-Term Futures ETF will begin trading at their respective post-Reverse Split prices. The ticker symbols for ProShares Ultra Bloomberg Crude Oil and ProShares Ultra VIX Short-Term Futures ETF will not change, but the Funds will be issued new CUSIP numbers: ProShares Ultra Bloomberg Crude Oil (new CUSIP number “74347W247”) and ProShares Ultra VIX Short-Term Futures ETF (new CUSIP number “74347W239”).

The Reverse Splits will increase the price per share of ProShares Ultra Bloomberg Crude Oil and ProShares Ultra VIX Short-Term Futures ETF with a proportionate decrease in the number of shares outstanding. Specifically, every two pre-Reverse Split shares held by a ProShares Ultra Bloomberg Crude Oil shareholder will result in the receipt of one post-Reverse Split share, which will be priced two times higher than the net asset value of a pre-Reverse Split share, while every five pre-Reverse Split shares held by a ProShares Ultra VIX Short-Term Futures ETF shareholder will result in the receipt of one post-Reverse Split share, which will be priced five times higher than the net asset value of a pre-Reverse Split share.

For shareholders who hold quantities of shares that are not an exact multiple of the Reverse Split ratio (i.e., not a multiple of 2 or 5, as applicable), the Reverse Split will result in the creation of a fractional share. Post-Reverse Split fractional shares will be redeemed for cash and sent to the shareholder’s broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

The press release includes information relating to additional funds, none of which are series of the Trust.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2016

ProShares Trust II

/s/ Todd B. Johnson Todd B. Johnson Principal Executive Officer